UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

Harpoon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Project Manta – CEO All Staff internal email

From: Julie Eastland

To: All Harpoon Employees

Date: January 8, 2024

Subject: Today’s Announcement

Good morning, Team Harpoon,

At Harpoon, we have all committed to improving patient lives. Together, we have achieved remarkable progress, including the ESMO 2023 HPN328 data, while overcoming several challenges inherent in our industry. Today, I’m excited to share with you a new chapter in our company’s story: This morning, we announced that we have entered into a definitive agreement with Merck to be acquired. The value of our programs and pipeline are recognized and Merck will acquire Harpoon for $23 per share in cash, representing a total equity value of approximately $680 million.

I understand that this will be a surprise to most of you, and I expect you may have many questions regarding this news.

We will be hosting a virtual Town Hall meeting this morning at 11:00 a.m. PT. to discuss the transaction and answer as many of your questions as we’re able at this time.

I look forward to sharing more of my thoughts and feelings around this news when we get together. Smaller functional group meetings will follow the Town Hall. In the interim, you can read the press release that was issued here: https://ir.harpoontx.com/news-releases/news-release-details/merck-acquire-harpoon-therapeutics-further-diversifying-oncology/

This transaction is a testament to the unique company we have built upon a strong foundation of innovation and our team’s vast expertise. Every Harpoon employee has contributed to our organization’s success and growth; of this, we should be incredibly proud. We have created significant value for all our key stakeholders, especially for our patients. Merck has a long legacy and expertise in discovering and developing cancer treatments and bringing them to patients around the globe. Our programs and platforms have the potential to be accelerated and reach more patients, given Merck’s resources, expertise, and existing complementary portfolio.

Until the transaction’s closing, which is anticipated to occur in the first half of 2024, we will be operating as a separate, independent company. Each of us must remain focused on our mission to care for patients as we continue to work together. As always, we are committed to being as transparent with you as possible and to providing regular updates as more information becomes available. That said, please understand that any decisions regarding organizational structure or other employee matters have not been finalized at this time.

***Today’s announcement may generate interest from the press or other external parties. If you receive inquiries, please do not respond. Instead, please forward them to Jim Bucher. Please also be mindful that communications are subject to certain restrictions now and you should not engage on social media regarding the news. Please refrain from written communications about the transaction, including emails or chats, unless directed to do so by SLT.***

You are an exceptional team. Thank you for your continued commitment to patients and our mission, and for all that you do for Harpoon.

Signed – CEO

Additional Information and Where to Find It

In connection with the proposed transaction between Harpoon and Merck, Harpoon will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Harpoon may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Harpoon are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Harpoon’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Harpoon or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Harpoon’s website at ir.harpoontx.com/investors, by contacting Harpoon’s investor relations department at investors@harpoontx.com, or on Merck’s website at www.merck.com.

Participants in the Solicitation

Harpoon, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Harpoon in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Harpoon’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 3, 2023 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Harpoon stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Harpoon directors and executive officers in the proposed transaction, which may be different than those of Harpoon stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Forward-Looking Statements of Harpoon Therapeutics

Any statements in this message about Harpoon’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about Merck’s proposed acquisition of Harpoon, the ability of Merck and Harpoon to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the merger contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, Merck’s and Harpoon’s beliefs and expectations and statements about the benefits sought to be achieved in Merck’s proposed acquisition of Harpoon, the potential effects of the acquisition on Harpoon, the possibility of any termination of the merger agreement, as well as the expected benefits and success of Harpoon’s product candidates, and other statements containing the words “anticipates,” “believes,” “continue,” “expects,” “intends,” “look forward,” “plans,” “toward,” “will” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Harpoon’s control. These forward-looking statements are based upon Harpoon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Such risks and uncertainties include, without limitation, (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approval and the requisite approval of Harpoon’s stockholders; (iii) the effects of disruption from the proposed transaction contemplated by the merger agreement and the impact of the announcement and pendency of the proposed transaction on Harpoon’s business; (iv) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Harpoon’s ability to pursue certain business opportunities; (xi) risks related to the advancement of product candidates into, and successful completion of, preclinical studies and clinical trials; (xii) risks and uncertainties related to regulatory application, review and approval processes and Harpoon’s compliance with applicable legal and regulatory requirements; (xiii) general industry conditions and competition; and (xiv) general economic factors. These and other risks are described in additional detail in Harpoon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and Harpoon’s other filings with the U.S. Securities and Exchange Commission (SEC), available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this message speak only as of the date hereof, and Harpoon specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.